Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA, LLC

For the Reporting Period 4/1/2014 - 6/30/2014

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name	SuperMedia LLC

Beginning Cash Balance	$79,598,921

All receipts received by the debtor
Cash Sales	233,652,536
Collection of Accounts Receivable	—
Proceeds from Litigation (settlement or otherwise)	—
Sale of Debtor’s Assets	—
Capital Infusion pursuant to the Plan	—
Total of cash received	233,652,536

Total of cash available	313,251,457

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals	—
Disbursements made pursuant to the administrative claims of bankruptcy professionals	—
All other disbursements made in the ordinary course	(56,401,012)
Total Disbursements	(56,401,012)

Ending Cash Balance (1)	$256,850,445

Note (1): “Ending Cash Balance” presented here does not reflect cash in the bank.  Cash in the bank is $62,081,501 net of intercompany payments.

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

/s/ Clifford E. Wilson
Name

Vice President and Assistant Treasurer
Title

July 29, 2014
Date

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_April 1, 2014 to June 30, 2014

SuperMedia LLC

Balance Sheet ( $ Thousands )

6/30/2014

SuperMedia LLC
Assets
Current Assets:

Cash and Cash Equivalents	62,082

Current Notes Receivable - Affiliate	2,122,181

Trade - Billed - Local	93,867
Trade - Billed - National	19,453
Trade - Billed - Subtotal	113,319
Other Receivables	0
Affiliate Accounts Receivable	195,530
Other Receivables - Subtotal	195,530
Allowance for Doubtful Accounts - Successor	(19,607)
Allowance for Doubtful Accounts - Subtotal	(19,607)

Accounts Receivable (Net of Allowance)	289,242

Unbilled Receivable	982

Accrued Taxes Receivable	0
Deferred Directory Costs	84,844

Short Term Investments	0
Interest Receivable	19,360
Deferred Income Tax Benefit	0
Total Prepayments	1,130
Current Notes Receivable - Nonaffiliate	0
Other Current Assets	5,897
Prepaid expenses and Other	26,387

Total Current Assets	2,585,718

Property, Plant, and Equipment	3,083
Accumulated Depreciation	(923)
Fixed Assets & Computer Software, net	2,160

Goodwill	0

Intangible Assets, net	316,983

Pensions	0

Deferred Tax Assets	0

Debt Issuance Costs	0
Other	222,657

TOTAL ASSETS	3,127,518

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_April 1, 2014 to June 30, 2014

SuperMedia LLC

Balance Sheet ( $ Thousands )

6/30/2014

Liabilities & Stockholders Equity
Current Liabilities:

Debt Maturing within one year	0

Accounts Payable - Nonaffiliate	2,563
Accounts Payable - Affiliate	0
Accounts Payables	2,563

Accrued Payroll	1,461
Accrued Payroll Taxes	0
Accrued Vacation	876
Accrued Medical and Other Insurance	82
Additional Employee Compensation Plans	3,321
Other Accrued Payroll Benefits	(6)
Accrued Salaries & Wages	5,735

Accrued General Taxes	8,707
Accrued Income Tax	27,332
Unrecognized Tax Ben - Current (FIN48)	0
Accrued Taxes	36,039

Accrued Other Liabilities	2,456
Advanced Billing and Payments	5,323
Other Curr Liab - Other	8,693
Accounts Payable and Accrued Liabilities	60,809

Accrued Interest - Nonaffiliate	0

Deferred Revenue	42,183

Current Deferred Income Taxes	26,405

Total Current Liabilities and Current Maturity	129,397

Long Term Debt	0

Employee Benefit Obligations	55,545

Deferred Income Tax Liabilities	123,871

Unrecognized Tax Ben - Noncurrent (FIN48)	0

Other Noncurrent Liabilities	0

Stockholder’s Equity (deficit):
Minority Interest	0

Common Stock	3
Preferred Stock	0

Additional Paid-in Capital	297,642

Retained Earnings	2,520,772

Accumulated Other Comp Income	288

Total Equity	2,818,704

TOTAL LIABILITIES AND EQUITY	3,127,518

SuperMedia Bank Account Balances

Account	06/30/14
STATE STREET TREASURY PLUS	—
SSGA SSLMMF	37,878,066.00
BAML4420	—
BAML5138	722,312.00
BAML5421	—
BAML9078	460,378.00
JPMC2840	194.45
JPMC4838	23,112,991.00
JPMC6202	—
JPMC6620
JPMC6639	(92,440.48)
JPMC3096	—
JPM_CON6922	—
JPM_PAYS6930	—
Net adjustment for outstanding pmts	—
Total Cash-in-bank (1)	62,081,500.97

Note (1): All bank accounts are owned by SuperMedia, LLC. Cash balances reflect the receipts and disbursements of all legal entities.